Exhibit 99.2

DEVON ENERGY CORPORATION

Unaudited Pro Forma Consolidated Financial Information

Introduction

On June 27, 2019, Devon Energy Corporation (the “Company” or “Devon”) completed the previously announced Canadian divest transaction, pursuant to which Devon Canada Corporation and Devon Canada Crude Marketing Corporation (collectively, the “Sellers”) sold substantially all of their oil and gas assets and operations in Canada to Canadian Natural Resources Limited (the “Purchaser”) and received proceeds, net of purchase price adjustments, of USD $2.6 billion (CAD $3.4 billion). Because this disposition represents a strategic shift in the Company’s Canadian business, the Company’s Canadian financial information is being recast as discontinued operations.

The Company is using a portion of the proceeds from the sale of Devon’s Canadian operations to reduce debt. The pro forma consolidated financial information below includes the early retirement of Devon’s $500 million 4.00% Senior Notes due July 15, 2021 and $1.0 billion 3.25% Senior Notes due May 15, 2022 because they are scheduled to be redeemed on July 27, 2019.

The unaudited pro forma consolidated financial information has been prepared in conformity with Article 11 of Regulation S-X. In addition, this unaudited pro forma consolidated financial information is based on currently available information and assumptions the Company believes are reasonable. This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position would have been had the disposition of Devon’s Canadian operations occurred on the dates indicated, or to project the results of operations for any future periods.

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2019

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (a)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,327	$—	$1,973
		2,633
		(12)
		(1,500)
		(65)
		(410)
Cash restricted for discontinued operations	—	410	410
Accounts receivable	1,038	(153)	885
Other current assets	338	(56)	282

Total current assets	2,703	847	3,550
Oil and gas property and equipment, based on successful efforts accounting, net	12,766	(3,858)	8,908
Other property and equipment, net	1,098	(68)	1,030

Total property and equipment, net	13,864	(3,926)	9,938
Goodwill	841	—	841
Right-of-use assets	365	(6)	359
Other long-term assets	304	31	335

Total assets	$18,077	$(3,054)	$15,023

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$603	$(98)	$505
Revenues and royalties payable	850	(10)	840
Other current liabilities	515	123	638

Total current liabilities	1,968	15	1,983

Long-term debt	5,786	(1,494)	4,292
Lease liabilities	298	(2)	296
Asset retirement obligations	938	(415)	523
Other long-term liabilities	458	—	458
Deferred income taxes	772	(350)	422
Equity:
Common stock, $0.10 par value. Authorized 1.0 billion shares; issued 417 million in 2019	42	—	42
Additional paid-in capital	3,518	—	3,518
Retained earnings	3,280	386	3,666
Accumulated other comprehensive earnings (loss)	1,064	(1,194)	(130)
Treasury stock, at cost, 1.5 million shares in 2019	(47)	—	(47)

Total stockholders’ equity	7,857	(808)	7,049

Total liabilities and equity	$18,077	$(3,054)	$15,023

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMPREHENSIVE STATEMENTS OF EARNINGS

Quarter Ended March 31, 2019

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Upstream revenues	$710	$(247)	$463
Marketing revenues	791	(26)	765

Total revenues	1,501	(273)	1,228

Production expenses	506	(141)	365
Exploration expenses	13	(9)	4
Marketing expenses	759	(9)	750
Depreciation, depletion and amortization	459	(79)	380
Asset dispositions	(44)	—	(44)
General and administrative expenses	153	(18)	135
Financing costs, net	73	(13)	60
Restructuring and transaction costs	54	(3)	51
Other expenses	(45)	28	(17)

Total expenses	1,928	(244)	1,684

Loss from continuing operations before income taxes	(427)	(29)	(456)
Income tax benefit	(110)	—	(110)

Net loss from continuing operations	$(317)	$(29)	$(346)

Net loss from continuing operations per share:
Basic	$(0.74)	$(0.07)	$(0.81)
Diluted	$(0.74)	$(0.07)	$(0.81)

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMPREHENSIVE STATEMENTS OF EARNINGS

Year Ended December 31, 2018

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Upstream revenues	$6,285	$(965)	$5,320
Marketing revenues	4,449	(95)	4,354

Total revenues	10,734	(1,060)	9,674

Production expenses	2,225	(605)	1,620
Exploration expenses	177	(48)	129
Marketing expenses	4,363	(42)	4,321
Depreciation, depletion and amortization	1,658	(330)	1,328
Asset impairments	156	—	156
Asset dispositions	(263)	—	(263)
General and administrative expenses	650	(76)	574
Financing costs, net	594	(14)	580
Restructuring and transaction costs	114	(17)	97
Other expenses	140	(182)	(42)

Total expenses	9,814	(1,314)	8,500

Earnings from continuing operations before income taxes	920	254	1,174
Income tax expense	156	124	280

Net earnings from continuing operations	$764	$130	$894

Net earnings from continuing operations per share:
Basic	$1.53	$0.26	$1.79
Diluted	$1.52	$0.26	$1.78

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMPREHENSIVE STATEMENTS OF EARNINGS

Year Ended December 31, 2017

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Upstream revenues	$5,307	$(1,494)	$3,813
Marketing revenues	3,571	(58)	3,513

Total revenues	8,878	(1,552)	7,326

Production expenses	1,823	(591)	1,232
Exploration expenses	380	(34)	346
Marketing expenses	3,619	(60)	3,559
Depreciation, depletion and amortization	1,529	(380)	1,149
Asset dispositions	(217)	(1)	(218)
General and administrative expenses	737	(92)	645
Financing costs, net	317	4	321
Other expenses	(83)	104	21

Total expenses	8,105	(1,050)	7,055

Earnings from continuing operations before income taxes	773	(502)	271
Income tax expense (benefit)	15	(8)	7

Net earnings from continuing operations	$758	$(494)	$264

Net earnings from continuing operations per share:
Basic	$1.44	$(0.94)	$0.50
Diluted	$1.43	$(0.94)	$0.49

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMPREHENSIVE STATEMENTS OF EARNINGS

Year Ended December 31, 2016

(In millions, except per share amounts)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Upstream revenues	$3,981	$(988)	$2,993
Marketing revenues	2,772	(43)	2,729

Total revenues	6,753	(1,031)	5,722

Production expenses	1,805	(492)	1,313
Exploration expenses	215	(39)	176
Marketing expenses	2,821	(45)	2,776
Depreciation, depletion and amortization	1,592	(414)	1,178
Asset impairments	437	(2)	435
Asset dispositions	(1,496)	541	(955)
General and administrative expenses	733	(96)	637
Financing costs, net	717	1	718
Restructuring and transaction costs	261	(19)	242
Other expenses	101	(60)	41

Total expenses	7,186	(625)	6,561

Loss from continuing operations before income taxes	(433)	(406)	(839)
Income tax expense (benefit)	141	(154)	(13)

Net loss from continuing operations	$(574)	$(252)	$(826)

Net loss per share from continuing operations:
Basic	$(1.14)	$(0.50)	$(1.64)
Diluted	$(1.14)	$(0.50)	$(1.64)

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:

1.	Basis of Presentation

The historical consolidated balance sheet as of March 31, 2019 and historical consolidated statement of earnings for the three months ended March 31, 2019 is derived from and should be read in conjunction with the Company’s unaudited financial statements in its March  31, 2019 Quarterly Report on Form 10-Q, which was filed on May 1, 2019. The historical consolidated statements of earnings for the years ended December 31, 2018, December 31, 2017 and December 31, 2016 is derived from and should be read in conjunction with the Company’s audited financial statements in its December 31, 2018 Annual Report on Form 10-K, which was filed on February 20, 2019.

Because this disposition represents a strategic shift in the Company’s Canadian business, the Company’s Canadian financial information is being recast as discontinued operations in its historical financial statements. However, the accompanying unaudited pro forma statements of earnings do not include the Company’s Canadian discontinued operations financial information. The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2019 is presented as if the disposition of Devon’s Canadian operations had occurred on March 31, 2019. The unaudited pro forma consolidated statements of earnings for the three months ended March 31, 2019 as well as for the years ended December 31, 2018, December 31, 2017, and December 31, 2016, are presented as if the disposition of Devon’s Canadian operations had occurred on January 1, 2016, the beginning of the earliest period presented.

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial information to present events that are (i) directly attributable to the sale of its Canadian operations, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Canadian disposition.

These pro forma financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

2.	Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma consolidated financial information:

(a)

These adjustments reflect the disposition of the Company’s Canadian business for $2.6 billion (CAD $3.4 billion), in cash, net of customary purchase price adjustments, and include derecognizing disposed assets and liabilities and cumulative foreign currency translation within accumulated other comprehensive earnings. The adjustment to retained earnings reflects an estimated $457 million after-tax gain, net of approximately $12 million of transaction related costs, and reflects approximately $65 million early retirement premium and $6 million of noncash charges associated with the early debt retirement discussed below.

After closing the transaction, the Company’s Canadian business held cash equal to $3.2 billion. As previously announced, on July 27, 2019, the Company intends to redeem the entire principal amount of the $500 million 4.00% Senior Notes due July 15, 2021 and $1.0 billion 3.25% Senior Notes due May 15, 2022. Therefore, a pro forma adjustment has been made to reflect the debt repayment and recognize the associated early retirement premium and other noncash charges. Additionally, approximately $410 million of the Canadian cash balance is restricted for funding certain tax and other obligations related to the Canadian business. A pro forma adjustment has been made to classify these cash balances as restricted.

(b)

These adjustments reflect the elimination of revenues and expenses associated with the Company’s Canadian operations and include the historical net financing costs associated with the $1.5 billion of debt being retired early.

3.	Costs Associated With Exit or Disposal Activities

In the second quarter of 2019, the Company anticipates recognizing approximately $270 million of restructuring and asset impairment related charges associated with the divestment of its Canadian business. The Purchaser has reimbursed the Company for approximately $50 million of these restructuring costs, under the terms of the disposition agreement. Along with certain tax obligations, these costs will be funded with the restricted cash described in Note 2. These charges, which are described below, are not included as adjustments to the unaudited pro forma consolidated financial statements.

•

Firm transportation agreement abandonment charge of approximately $150 million. This estimate represents the present value of estimated future cash payments over the remaining term of the agreement. Cash payments approximate $5 million each quarter pursuant to the agreement.

•

Office lease abandonment and related asset impairment charges of approximately $60 million. Of this amount, approximately $20 million represents the present value of future cash payments, which are expected to be less than $1 million each quarter through the end of the lease.

•

Employee severance and related termination benefits of approximately $60 million, including approximately $40 million of noncash accelerated vesting of employee stock awards. The Purchaser has reimbursed the Company for approximately $50 million of these employee severance costs pursuant to the disposition agreement. The Company expects to fund the remaining costs in the second half of 2019.